Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of January 4, 2024, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA  22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders party thereto including Oxford in its capacity as a Lender, OXFORD FINANCE FUNDING III LLC, OXFORD FINANCE FUNDING XIII LLC, OXFORD FINANCE FUNDING TRUST 2022-1, OXFORD FINANCE FUNDING TRUST 2023-1, OXFORD FINANCE CREDIT FUND II LP, by its manager Oxford Finance Advisors, LLC, and OXFORD FINANCE CREDIT FUND III LP, by its manager Oxford Finance Advisors, LLC, each with an office located at 115 South Union Street, Suite 300, Alexandria, VA  22314 (each a “Lender” and collectively, the “Lenders”) and VERASTEM, INC., a Delaware corporation with offices located at 117 Kendrick Street, Suite 500, Needham, MA 02494 (“Borrower”).

A.              Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of March 25, 2022, as amended by that certain Limited Waiver Under Loan and Security Agreement dated as of November 8, 2023 (as amended, supplemented or otherwise modified from time to time, including by this Amendment, the “Loan Agreement”), pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof.

B.              Borrower, Collateral Agent and the Required Lenders desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Collateral Agent and Required Lenders hereby agree as follows:

1.            Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.            Amendments to Loan Agreement.

2.1            Section 2.5(f) (First Amendment Fee). Subsection 2.5(f)  is hereby added to the end of Section 2.5 of the Loan Agreement as follows:

  “(f)      First Amendment Fee. A fully earned, non-refundable amendment fee in an aggregate amount of One Hundred Fifty Thousand Dollars ($150,000.00) to be shared between the Lenders in accordance with their respective Pro Rata Shares and due and payable on the First Amendment Effective Date.”

2.2            Section 13 (Definitions). The following defined term in Section 13 of the Loan Agreement is amended and restated as follows:

  “Term C Draw Period” is the period commencing on the date of the occurrence of the Term C Milestone and ending on the earliest of (i) the date that is sixty (60) days after the occurrence of the Term C Milestone, (ii) March 31, 2025 and (iii) the occurrence of an Event of Default; provided, however, that the Term C Draw Period shall not commence if on the date of the occurrence of the Term C Milestone an Event of Default has occurred and is continuing.

2.3            Section 13 (Definitions). The following defined term is added to Section 13 of the Loan Agreement in appropriate alphabeltical order:

  “First Amendment Effective Date” means January 4, 2024.

3.             Limitation of Amendment.

3.1            The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2            This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:

4.1            Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;

4.2            Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3            The Operating Documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4            The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the Operating Documents of Borrower;

4.5            The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.6            This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.             Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

6.             Release by Borrower.

6.1            FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

6.2            By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.3            This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events

7.             Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution of this Amendment by the parties hereto.

8.            Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.

9.             Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

VERASTEM, INC.

By	/s/ Dan Paterson
Name: Dan Paterson
Title: President and Chief Executive Officer

{Signature Page Continues}

[Signature Page to First Amendment to Loan and Security Agreement]

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

LENDERS:

OXFORD FINANCE FUNDING III LLC

OXFORD FINANCE FUNDING XIII LLC

OXFORD FINANCE FUNDING TRUST 2022-1

OXFORD FINANCE FUNDING TRUST 2023-1

By	/s/ Colette H. Featherly
Name: Colette H. Featherly
Its: Secretary

OXFORD FINANCE CREDIT FUND II LP

By: Oxford Finance Advisors, LLC, its manager

By	/s/ Colette H. Featherly
Name: Colette H. Featherly
Its: Senior Vice President

OXFORD FINANCE CREDIT FUND III LP

By: Oxford Finance Advisors, LLC, its manager

By	/s/ Colette H. Featherly
Name: Colette H. Featherly
Its: Senior Vice President

[Signature Page to First Amendment to Loan and Security Agreement]